UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

Resource Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (212) 506-3899

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 21, 2018, the Company announced that on March 26, 2018 (the “Redemption Date”), it will redeem all outstanding shares of its 8.25% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”). The shares of Series B Preferred Stock will be redeemed at a redemption price of $25.00 per share, plus all accrued and unpaid distributions up to, but not including, the Redemption Date, in an amount equal to $0.32083 per share, for a total payment of $25.32083 per share.

Upon redemption, the Series B Preferred Stock will no longer be outstanding and all rights of the holders of such shares will terminate, except for the right of the holders to receive the cash payable upon such redemption without interest.

All shares of Series B Preferred Stock are held in book-entry form through the Depository Trust Company (“DTC”). Upon redemption, the Series B Preferred Stock will be delisted from trading on the New York Stock Exchange.

A copy of the Company’s press release announcing the redemption of all outstanding shares of Series B Preferred Stock is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued on February 21, 2018 announcing the full redemption of Resource Capital Corp.’s 8.25% Series B Cumulative Redeemable Preferred Stock.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE CAPITAL CORP.

February 21, 2018	By:	/s/ David J. Bryant
David J. Bryant
Chief Financial Officer